Exhibit 3.136

CERTIFICATE OF INCORPORATION
OF
SMART SMR OF NEW YORK, INC.

A STOCK CORPORATION

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST:  The name of the corporation (the “Corporation”) is Smart SMR of New York, Inc.

SECOND:  The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares which the Corporation shall have authority to issues is 1,000 shares of Common Stock, each having a par value of $.01.

FIFTH:  Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

SIXTH:  Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

SEVENTH:  In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise. The Corporation may in its bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

EIGHTH:  The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
Morgan E. O’Brien	Jones, Day, Reavis & Pogue 1450 G Street, N.W., Suite 600 Washington, D.C. 20005

NINTH:  The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows):

NAME	MAILING ADDRESS
Brian D. McAuley	Fleet Call, Inc. 201 Route 17 North Rutherford, NJ 07070
Morgan E. O’Brien	Jones, Day, Reavis & Pogue 1450 G Street, N.W. Washington, D.C. 20005-2088

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this   16th  day of   September,  1991.

/s/ Morgan E. O’Brien
Morgan E. O’Brien
Incorporator

CERTIFICATE OF MERGER
OF
FC NEW YORK, INC.
INTO
SMART SMR OF NEW YORK, INC.

Smart SMR of New York, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:  That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
Smart SMR of New York, Inc.	Delaware
FC New York, Inc.	Delaware

SECOND:  That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:  The surviving corporation of the merger is Smart SMR of New York, Inc., a Delaware corporation. The Certificate of Incorporation of Smart SMR of New York, Inc. shall be the certificate of incorporation of the surviving corporation. Article FIRST of the corporation’s Certificate of Incorporation is amended to read as follows:

FIRST:  the name of the corporation is NEXTEL OF NEW YORK, INC. (the “Corporation”).

FOURTH:  That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business is: c/o Nextel, 1505 Farm Credit Drive, McLean, VA 22102.

FIFTH:  That a copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation. The agreement is attached as Exhibit A.

SIXTH:  This Certificate of Merger shall be effective at 12:01 a.m. on the 1st day of November, 1997.

SMART SMR OF NEW YORK, INC.

Dated: October 15, 1997		/s/ Thomas J. Sidman
Thomas J. Sidman
Vice President
Attest:	/s/ Ried R. Zulager
Ried R. Zulager, Secretary

Exhibit A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”), dated as of October 15, 1997, is by and between Smart SMR of New York, Inc., a Delaware corporation (the “Survivor”) and FC New York, Inc., a Delaware corporation, (the “Target”).

WHEREAS, the Boards of Directors of each of Survivor and Target have determined that it is advisable and in the best interests of their respective companies and stockholders that they merge pursuant to Section 251 of the General Corporation Law of the State of Delaware (“DGCL”) upon the terms and conditions contained in this Agreement and the sole stockholder of each of Target and Survivor has approved the merger.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, Survivor and Target agree as follows:

1. The Merger.  At the Effective Date (as defined in Section 1.7 below), Target shall merge with and into Survivor in accordance with the DGCL (the “Merger”), and Survivor shall be the surviving corporation of the Merger. The identity, existence, rights, privileges, powers, franchises, properties and assets of Survivor shall continue unaffected and unimpaired by the Merger. As of the Effective Date, the identity and separate existence of Target shall cease, and all of the rights, privileges, powers, franchises, properties and assets of Target shall be vested in Survivor.

1.1.	Address. The street address of the principal office of Survivor shall be c/o Nextel, 1505 Farm Credit Drive, McLean, VA 22102.

1.2.	Corporate Purposes. The corporate purposes of Survivor shall be the corporate purposes of Survivor as in effect immediately prior to the Effective Date.

1.3.
Authorized Stock.  The total number of shares and the par value of each class of stock which Survivor is authorized to issue shall be the total number of shares and par value which Survivor is authorized to issue immediately prior to the Effective Date.

1.4.	Other Terms and Conditions. Certain other terms and conditions of the Merger are as follows:

1.4.1
Certificate of Incorporation.  The certificate of incorporation of Survivor as in effect on and immediately prior to the Effective Date shall be the articles of organization of Survivor immediately after the Effective Date until they shall be altered, amended or repealed as provided therein.

1.4.2
Bylaws.  The bylaws of Survivor as in effect on and immediately prior to the Effective Date shall be the bylaws of Survivor immediately after the Effective Date until they shall be altered, amended or repealed as provided therein.

1.4.3
Directors and Officers.  The directors and officers of Survivor on and immediately prior to the Effective Date shall continue in office until the next meeting of stockholders of Survivor or until their successors are duly elected and qualified.

1.5.	Waiver of Notice. Survivor hereby waives the requirement that it be mailed a copy of the Agreement and Plan of Merger.

1.6.
Merger Consideration.  At the Effective Date, by virtue of the Merger and without any action on the part of Target or Survivor: (a) each share of Target’s authorized stock and each share of Target’s outstanding stock will be extinguished, all certificate(s) representing outstanding shares of Target’s stock will be cancelled, and no payment will be made in respect thereof; and (b) the outstanding shares of the Survivor and the certificates representing those shares will remain outstanding and will not be affected by the Merger.

1.7.	Effective Date. The effective date of the Merger (the “Effective Date”) shall be at 12:01 a.m. November 1, 1997.

1.8.
Termination; Amendment.  Notwithstanding anything else to the contrary, this Agreement may be terminated and abandoned by the Board of Directors of either Survivor or Target at any time prior to the date of filing of any Articles of Merger or Certificate of Merger with the Secretary of State of Delaware. In the event of such termination, this Agreement shall become void and neither party shall have any obligations with respect hereto or to the transactions contemplated hereby. This Agreement may be amended by the respective Boards of Directors of Survivor and Target at any time prior to the date of filing of any Articles of Merger or Certificate of Merger with the Secretary of State of Delaware so long as the provisions of the DGCL, have been complied with.

1.9.
Change of Survivor Name.  At the Effective Date, Survivor shall amend its name to NEXTEL OF NEW YORK, INC. such that article First of its Amended and Restated Certificate of Incorporation shall read as follows:

FIRST:  The name of the corporation is NEXTEL OF NEW YORK, INC. (the “Corporation”).

2.            General.  This Agreement shall be governed by the laws of the State of Delaware and may be executed in counterparts, each of which shall constitute an original.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the 15th day of October, 1997.

SMART SMR OF NEW YORK, INC.

/s/ Thomas J. Sidman
Thomas J. Sidman
Vice President

/s/ Ried R. Zulager
Ried R. Zulager
Secretary

FC NEW YORK, INC.
/s/ Thomas J. Sidman
Thomas J. Sidman
Vice President

/s/ Ried R. Zulager
Ried R. Zulager
Secretary

RESTATED CERTIFICATE OF INCORPORATION
OF
NEXTEL OF NEW YORK, INC.

A STOCK CORPORATION

Nextel of New York, a Delaware corporation (“NNY”), originally incorporated on September 17, 1991 under the name of Smart SMR of New York, Inc., hereby restates its Certificate of Incorporation. This Restated Certificate of Incorporation has been adopted by the Board of Directors of NNY pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware without a vote of the sole stockholder and only restates and integrates and does not further amend NNY’s Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

FIRST:  The name of the corporation is Nextel of New York, Inc. (the “Corporation”).

SECOND:  The address of the Corporation’s registered office in the. State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware,

FOURTH:  The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of $.01.

FIFTH:  Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

SIXTH:  Each person who is or was or had agreed to become a director or officer of the. Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

SEVENTH:  In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise. The Corporation may in its bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

IN WITNESS WHEREOF, Thomas J. Sidman, a Vice President of the Corporation, does hereby execute this Restated Certificate of Incorporation this 15 day of February, 1999.

/s/ Thomas J. Sidman
Thomas J. Sidman, Vice President

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANY
INTO A
DOMESTIC CORPORATION

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST:  The name of the surviving corporation is    Nextel of New York, Inc., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is    Nextel Boost of New York, LLC.

SECOND:  The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD:  The name of the surviving corporation is   Nextel of New York, Inc..

FOURTH:  The merger is to become effective on   November 30, 2015.

FIFTH:  The Agreement of Merger is on file at 6200 Sprint Parkway,

Overland Park, Kansas 66251       , the place of business of the surviving corporation.

SIXTH:  A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH:  The Certificate of Incorporation of the surviving corporation shall be it’s Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the          18th           day of    November      , A.D., 2015.

By:	/s/ Timothy P. O’Grady
Authorized Officer
Name:	Timothy P. O’Grady
Print or Type
Title:	Vice President